Exhibit 99.1
GUGGENHEIM CREDIT INCOME FUND
FOURTH QUARTER AND YEAR END 2021 OVERVIEW
This overview contains details about the portfolio and operating results for the quarter and year ended December 31, 2021 of Guggenheim Credit Income Fund ("GCIF" or the "Master Fund") and its feeder funds, Guggenheim Credit Income Fund 2019 ("GCIF 2019") and Guggenheim Credit Income Fund 2016 T ("GCIF 2016T") (together, the "Feeder Funds"). This overview should be read in conjunction with the GCIF 2019 and GCIF 2016T Annual Reports on Form 10-K, which each incorporate the GCIF Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission (the "SEC") on March 17, 2022.
Year Ended December 31, 2021 Highlights and Subsequent Events
•GCIF 2019 declared distributions of $6.42 per share and GCIF 2016T declared distributions of $2.33 per share.
•GCIF's yield on total debt investments was 7.9%, compared to 7.8% as of December 31, 2020 (1).
•GCIF's yield on total investments was 7.9%, compared to 7.7% as of December 31, 2020 (2).
•GCIF's total investments at fair value totaled $124 million, of which 99.1% was in senior debt investments. The portfolio consisted of 64 investments across 34 portfolio companies.
•GCIF had one debt investment on non-accrual status as of December 31, 2021. This represented 1.6% and 0.3% of the portfolio based on amortized cost and fair value, respectively.
•In accordance with the offering documents and the intention of GCIF 2016 T and GCIF 2019 to provide substantial shareholder liquidity on or before December 31, 2022 and December 31, 2026 respectively, on March 30, 2021, the Boards of Trustees of the Master Fund and the Feeder Funds approved respective Plans of Liquidation for each Company (each, a “Plan). In accordance with the Plans, the Master Fund will begin to effect a liquidation of its portfolio, with the intention of liquidating substantially all of its assets through liquidating distributions to the Feeder Funds on or before December 31, 2022. The Feeder Funds intend to, in turn, make liquidating distributions to their own shareholders with the proceeds received from the Master Fund, and will seek to distribute substantially all of their respective assets on or before December 31, 2022. It is intended that these distributions will be substantially composed of return of capital and will decrease the net asset value of the Master Fund and Feeder Funds. To reduce shareholder cost and administration burdens, these quarterly liquidating distributions will be combined with any regular income distribution that is declared by the Board in future quarters.
•In August 2021, GCIF 2019 declared distributions of $2.73 per share and GCIF 2016T declared distributions of $0.99 per share. In November 2021, GCIF 2019 declared distributions of $0.48 per share and GCIF 2016T declared distributions of $0.18 per share. In February 2022, GCIF 2019 declared distributions of $2.27 per share and GCIF 2016T declared distributions of $0.88 per share As of December 31, 2021, YTD percentage of December 31, 2020 NAV distributed are 28.30% for GCIF 2019 and 29.16% for GCIF 2016T.
The table below is intended to highlight some relevant metrics associated with the Plans of Liquidation:

	Year Ended December 31, 2021
	GCIF (Master Fund)	GCIF 2016T	GCIF 2019
Distributions declared per share	$2.26	$2.33	$6.42
Total investment return (3)	11.55%	11.80%	10.40%
Number of Portfolio Companies at beginning of Year	75	—	—
Number of Portfolio Companies at end of Year	34	—	—
YTD Portfolio sales and repayments ($ in thousands)	$188,145	—	—
YTD Liquidating Distributions Paid ($ in thousands)	$(57,863)	$(37,946)	$(11,161)
YTD Percentage of December 31, 2020 NAV Distributed	29.85%	29.16%	28.30%
Net Assets at beginning of Year ($ in thousands)	$198,725	$131,758	$40,956
Net Assets at end of Year ($ in thousands)	$157,280	$106,886	$32,183
Net asset value per share	$6.15	$6.56	$18.54
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(1)Weighted average effective yield of the total debt investments is calculated as the effective yield of each investment and weighted by its amortized cost as compared to the aggregate amortized cost of all debt investments. Effective yield is the return earned on an investment net of any discount, premium, or issuance costs. Effective yield on total debt investments is calculated before considering the impact of leverage or any operating expenses.
(2)The total investment portfolio yield is calculated before considering the impact of leverage or any operating expenses, and includes all income generating investments, non-income generating investments and investments on non-accrual status.

(3)Total investment return is a measure of the change in total value for shareholders who held the Feeder Funds' common shares at the beginning and end of the period, including distributions declared during the period. Total investment return is based on (i) net asset value per share on the first day of the period, (ii) the net asset value per share on the last day of the period, plus any shares issued in connection with the reinvestment of monthly distributions, and (iii) distributions payable relating to the ownership of shares, if any, on the last day of the period. The total investment return calculation assumes that distributions are reinvested in accordance with the Feeder Funds' distribution reinvestment plan. Since there is no public market for the Feeder Funds' shares, terminal market value per share is assumed to be equal to net asset value per share on the last day of the period presented. Investment performance is presented without regard to sales load that may be incurred by shareholders in the purchase of the Feeder Funds' common shares. Total investment return is not annualized. The Feeder Funds' performance changes over time and currently may be different than that shown above. Past performance is no guarantee of future results.
About Guggenheim Credit Income Fund
GCIF is a non-traded BDC that seeks to invest primarily in large, privately-negotiated loans to private middle market U.S. companies, with a focus on senior secured debt investments. GCIF is advised by Guggenheim Partners Investment Management, LLC ("Guggenheim Investments"), an affiliate of Guggenheim Partners, LLC ("Guggenheim Partners"). For more information, please visit www.GuggenheimCIF.com
GCIF 2016T and GCIF 2019 are closed to new investors.
About Guggenheim Partners, LLC
Guggenheim Investments represents the investment management businesses of Guggenheim Partners and includes Guggenheim, an SEC-registered investment adviser. Guggenheim Partners is a privately-held, global financial services firm with over 2,300 employees and more than $340 billion in assets under management* as of December 31, 2021. It produces customized solutions for its clients, which include institutions, governments and agencies, corporations, insurance companies, investment advisors, family offices, and individual investors.
Guggenheim Investments manages more than $271 billion in assets** across fixed income, equity, and alternatives as of December 31, 2021. Its 265+ investment professionals perform research to understand market trends and identify undervalued opportunities in areas that are often complex and under-followed. This approach to investment management has enabled Guggenheim to deliver long-term results to its clients.
Within Guggenheim Investments is the Guggenheim Corporate Credit Team, which is responsible for all corporate credit strategies. A unified credit platform is utilized for all strategies and is organized by industry as opposed to asset class, which increases its ability to uncover relative value opportunities and to identify and source opportunities. The scale of the platform, combined with the expertise across a wide range of industries and in-house legal resources, allows Guggenheim to be a solution provider to the market and maintain an active pipeline of investment opportunities.
*Assets under management are as of December 31, 2021 and include consulting services for clients whose assets are valued at approximately $77bn.
**Assets under management as of December 31, 2021 and include leverage of $20.7bn. Guggenheim Investments represents the following affiliated investment management businesses of Guggenheim Partners, LLC: Guggenheim Partners Investment Management, LLC, Security Investors, LLC, Guggenheim Funds Distributors, LLC, Guggenheim Funds Investment Advisors, LLC, Guggenheim Corporate Funding, LLC, Guggenheim Partners Europe Limited, GS GAMMA Advisors, LLC, and Guggenheim Partners India Management.
Cautionary Statement Concerning Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Federal securities laws. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. GCIF, GCIF 2019, and GCIF 2016T undertake no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in their expectations. A number of factors may cause GCIF’s, GCIF 2019's and GCIF 2016T's actual results, performance or achievement to differ materially from those anticipated. For further information on factors that could impact GCIF, GCIF 2019, and GCIF 2016T performance, please review GCIF’s, GCIF 2019's, and GCIF 2016T's respective filings at the SEC website at www.sec.gov.
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